UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 11, 2000


                              PRIVATEBANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                          -----------------------------


         DELAWARE                       000-25887               36-3681151
(State or other jurisdiction     (Commission file number)    (I.R.S. employer
     of incorporation)                                      identification no.)

         TEN NORTH DEARBORN                                        60602
         CHICAGO, ILLINOIS                                       (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (312) 683-7100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

     On February 11, 2000, PrivateBancorp, Inc. completed its acquisition of Johnson Bank Illinois, a unit of Johnson International, Inc., Racine, Wisconsin. At January 31, 2000, Johnson Bank Illinois, had total assets of approximately $113 million and total deposits of approximately $77 million.

     The purchase price was $20 million. $15 million was paid in cash and the remainder was paid in the form of a LIBOR-based, floating rate subordinated note issued to Johnson International in the principal amount of $5 million. The interest rate on the subordinated note is set each quarter based on the 90-day LIBOR rate. The note is payable in full on or before February 11, 2007, and provides for certain rate escalation beginning after two years.

     The cash portion of the purchase price was funded $7.5 million out of the remaining proceeds of the company's June 1999 initial public offering and $7.5 million from borrowings under a new, two-year, $18 million revolving credit facility entered into at closing with a commercial bank. The interest rate on borrowings under this revolving line is based on, at the borrower's option, either the lender's prime rate or a Eurodollar-based rate. The initial rate of interest on the subordinated note is 6.60% and on the bank borrowings is 7.20%.

     At closing, Johnson Bank Illinois was merged into the company's bank subsidiary, The PrivateBank and Trust Company. The two acquired offices, located on Chicago's North Shore in Lake Forest and Winnetka, add two new communities to PrivateBank's market. With the completion of the acquisition, PrivateBank now operates six banking offices in the greater Chicago area.

     Attached as Exhibit 99.1 is a copy of the company's press release dated February 14, 2000. The information in the press release relating to the Johnson Bank Illinois acquisition is incorporated herein by reference.

     Forward-Looking Statements: Statements contained in or incorporated by reference in this report that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; general economic conditions in the greater Chicago metropolitan area; legislative or regulatory changes; adverse developments in the company's loan or investment portfolios; competition; unforeseen difficulties relating to the integration of the acquired operations of Johnson Bank Illinois; unanticipated costs or lower than expected business levels relating to the company's establishment of a St. Charles, Illinois office, or unanticipated costs or delays relating to the establishment of The PrivateBank (St. Louis); and the possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

A.   FINANCIAL STATEMENTS OF JOHNSON BANK ILLINOIS

     Current financial statements of Johnson Bank Illinois required by this item were not available at the time of filing this Current Report on Form 8-K. Current audited financial statements will be filed under cover of an amendment on Form 8-K/A as soon as practicable, but not later than 60 days after the required filing date of this Current Report on Form 8-K.


B.   PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information required by this item was not available at the time of filing this Current Report on Form 8-K. Pro forma financial information will be filed under cover of an amendment on Form 8-K/A as soon as practicable, but not later than 60 days after the required filing date of this Current Report of Form 8-K.


C.   EXHIBITS.

     Exhibit 99.1      Press Release dated February 14, 2000.

     Exhibit 2.1 Stock Purchase Agreement dated as of October 4, 1999, by and among PrivateBancorp, Inc., Johnson International, Inc. and Johnson Bank Illinois (incorporated by reference to Exhibit 10.1 to PrivateBancorp, Inc.'s quarterly report on Form 10-Q for the quarter ended September 30, 1999).

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRIVATEBANCORP, INC.



Date:  February 17, 2000                  By:   /s/ RALPH B. MANDELL
                                                --------------------
                                                Ralph B. Mandell
                                                Chairman of the Board and Chief
                                                Executive Officer

                                INDEX TO EXHIBITS


Exhibit
-------

99.1            Press Release dated February 14, 2000.

2.1 Stock Purchase Agreement dated as of October 4, 1999, by and among PrivateBancorp, Inc., Johnson International, Inc. and Johnson Bank Illinois (incorporated by reference to Exhibit 10.1 to PrivateBancorp, Inc.'s quarterly report on Form 10-Q for the quarter ended September 30, 1999).